Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No.4 to Registration Statement (No. 333-215285) on Form N-2 of Golub Capital BDC, Inc. (the Company) of our report dated November 17, 2015, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Independent Registered Public Accounting Firm" in such Prospectus.

/s/ RSM US LLP

Chicago, Illinois
April 27, 2018